Exhibit 8.1

Norton Rose Fulbright US LLP

1301 Avenue of the Americas
New York, New York  10019-6022
United States

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nortonrosefulbright.com

May 15, 2020

Universal Health Realty Income Trust
Universal Corporate Center
367 South Gulph Road
P.O. Box 61558
King of Prussia, Pennsylvania 19406-0958

Ladies and Gentlemen:

We have acted as outside tax counsel to Universal Health Realty Income Trust, a Maryland real estate investment trust (the “Trust”), in connection with the registration under the Securities Act of 1933, as amended, of the Trust’s (i) common shares of beneficial interest, $0.01 per value per share, (ii) preferred shares of beneficial interest, $0.01 per value per share, and (iii) debt securities, on an automatic shelf registration statement on Form S-3 (such registration statement, including the prospectus therein, as they may be amended from time to time, the “Registration Statement”). Such securities will be offered pursuant to the Registration Statement in amounts, at prices and on terms to be set forth in prospectus supplements to the base prospectus contained in the Registration Statement. You have requested our opinions as to certain United States federal income tax matters in connection with the Registration Statement. Capitalized terms used in this letter that are not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

The opinions set forth herein are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and interpretations of the foregoing as expressed in court decisions and administrative determinations of the Internal Revenue Service (“IRS”), all as they exist as of the date hereof (or, where applicable, as in effect during earlier periods in question). These provisions and interpretations could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinions have not yet been authoritatively addressed by the IRS or the courts.

We are opining herein only as to the federal income tax law of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

For purposes of rendering the opinions contained in this letter, we have reviewed and relied upon the following, with your consent: (i) the Registration Statement, (ii) a certificate containing certain factual statements, factual representations and covenants of an officer of the Trust (the “Certificate”) relating to, among other things, the actual prior operations and proposed operations

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas. Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

Universal Health Realty Income Trust

May 15, 2020

of the Trust and the entities in which it holds, or has held, a direct or indirect interest and (iii) such other documents, information (including prior representation certificates), law and facts as we have deemed necessary. In our review, we have assumed the genuineness of all signatures; the proper execution of all documents; the authority and capacity of the individual or individuals who executed any such documents on behalf of any person; the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, the authenticity of the originals of any copies, and the accuracy and completeness of all records made available to us.

These opinions also are premised on the assumptions identified herein and the various assumptions and representations described in the Registration Statement under the heading “UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” (the “Tax Section”).

For purposes of our opinions we have not independently verified the facts, representations, statements and covenants set forth in the Certificate, the Registration Statement or in any other document, or made an independent investigation or audit of the matters relating to such assumptions. We have relied on the representation contained in the Certificate that the information contained in the Certificate and the Registration Statement, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinions. We note that the Trust may engage in transactions in connection with which we have not provided legal advice, have not reviewed and/or of which we may be unaware. In rendering this opinion we have assumed the truth and accuracy of all facts, representations, statements and covenants made to us which are qualified as to knowledge, belief, intent or materiality, without regard to such qualification.

In addition, for purposes of rendering our opinions, we have assumed without independent verification that (i) each partnership and limited liability company in which the Trust owns an interest is properly classified as a partnership or disregarded entity and not as an association for federal income tax purposes, (ii) the restrictions on the redemption, transfer and issuance of shares of beneficial interest in the Trust, as set forth in the Declaration of Trust and described in the Registration Statement, are enforceable in accordance with their terms under Maryland law, (iii) the Trust and each partnership, limited liability company, qualified REIT subsidiary and taxable REIT subsidiary in which the Trust owns an interest have been and will continue to be organized and operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (iv) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which the Trust or any partnership, limited liability company, qualified REIT subsidiary or taxable REIT subsidiary in which the Trust owns an interest have been formed and (v) each of the written agreements to which the Trust, and each partnership, limited liability company, qualified REIT subsidiary and taxable REIT subsidiary in which the Trust owns an interest is a party has been and will be implemented, construed and enforced in accordance with its terms.

Based upon and subject to the foregoing, and subject to the restrictions and limitations set forth herein and in the Tax Section, we are of the opinion that, for United States federal income tax purposes, (a) the Trust was organized and has operated in conformity with the requirements for qualification as a REIT under the Code for each of its prior taxable years, (b) the current and proposed method of operation of the Trust will enable the Trust to continue to satisfy the requirements for such qualification for its taxable year ending December 31, 2020, and for

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May 15, 2020

subsequent taxable years, and (c) the descriptions of the law and the legal conclusions contained in the Tax Section are correct in all material respects as of the date hereof.

We express no opinion other than the opinions expressly set forth herein.

An opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue. Our opinions are not binding on the IRS or the courts, and it is possible that the IRS may disagree with our opinions or that a court will not sustain such a position if asserted by the IRS. Accordingly, although we believe that our opinions would be sustained if challenged, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

Our opinions are based upon the law in effect as of the date of this opinion letter or, to the extent different and relevant for a prior taxable year or other period, as in effect for the applicable taxable year or period. We undertake no obligation to update this opinion to reflect any legal developments subsequent to the date hereof. Consequently, future changes in the law, or interpretations of law, may cause the federal income tax treatment of the matters referred to herein and in the Tax Section to be materially and adversely different from that described above and in the Tax Section.

In addition, any variation in the facts, representations, statements or covenants or in the operations of the Trust from those referred to, set forth or assumed herein or in the Registration Statement, the Certificate or otherwise provided to us may affect the conclusions stated in our opinions. Moreover, the Trust’s qualification and taxation as a REIT has depended in the past and necessarily depends for the current and future taxable years upon the Trust’s ability to actually meet, for each such taxable year, certain requirements relating to the Trust’s asset composition, the sources of its income, distribution levels, diversity of stock ownership and various other qualification requirements under the Code, and may depend in part upon operating results, organizational structure and entity classification for United States federal income tax purposes of certain entitles in which it invests. We will not review or monitor (and have not reviewed or monitored) the Trust’s results or compliance with these requirements. Accordingly, notwithstanding the opinions expressed above, no assurance can be given that the actual results of the Trust’s operations for any taxable year will in fact satisfy (or have satisfied) the requirements for the Trust to qualify (or to have qualified) as a REIT under the Code. We are under no obligation to supplement or revise our opinion to reflect any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that is or becomes incorrect or untrue.

We note that the Registration Statement does not currently address the federal income tax considerations that may be relevant to a holder of preferred shares. It is our understanding that in the event the Trust issues preferred shares the Trust will prepare a supplement to the prospectus included in the Registration Statement, which supplement will address the federal income tax considerations that are likely to be material to a holder of such securities.

Our opinions do not preclude the possibility that the Trust may need to use one or more of the various “savings provisions” under the Code and the regulations thereunder that would permit the Trust to cure certain violations of the requirements for qualification and taxation as a REIT. Using such savings provisions could require the Trust to pay significant penalty or excise taxes and/or interest charges and/or make additional distributions to shareholders that the Trust would not otherwise make.

Universal Health Realty Income Trust

May 15, 2020

This opinion is rendered only to you, and is solely for your use in connection with the issuance of shares of beneficial interest and/or debt securities by the Trust pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Tax Section of each prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ Norton Rose Fulbright US LLP Norton Rose Fulbright US LLP